Exhibit 99.2

J.J. Finkelstein, President & Chief Executive Officer, jjfnk@regenerx.com
C. Neil Lyons, Chief Financial Officer, nlyons@regenerx.com

3 Bethesda Metro Center, Suite 630 • Bethesda, Maryland 20814
Phone: 301.280.1992 • www.regenerx.com

MISSION

To develop and commercialize novel biopharmaceutical products that prevent or repair tissue and organ damage caused by disease, trauma, or other pathology.

ABOUT REGENERX

RegeneRx Biopharmaceuticals, Inc. (AMEX: RGN) is focused on the discovery and development of novel drugs to prevent and/or repair tissue and organ damage. Ongoing research in animal models indicates that Tß4 is effective in the prevention of cardiovascular damage after a heart attack, accelerates wound healing and tissue repair in the skin and eyes, and can reduce the viscosity of mucous in the lung. As a result, RGN is developing several drug candidates based on Tß4.

We currently have three Phase II dermal wound healing clinical trials underway evaluating the topical administration of RGN-137; a Phase II clinical trial testing RGN-259 as a topically applied eye drop in patients undergoing eye surgery; and a Phase I clinical trial to assess the safety of RGN-352, an injectable Tß4 formulation to support a future Phase II study in heart attack patients. RGN has also announced that it is seeking a partner for development of an inhaled formulation of Tß4 (RGN-457) for potential use in obstructive pulmonary diseases such as cystic fibrosis.

Tß4 PRODUCT CANDIDATES:

MULTIPLE FORMULATIONS = MULTIPLE OPPORTUNITIES

Source: RegeneRx Biopharmaceuticals. See Disclaimer below.

CLINICAL TRIALS

RGN’s clinical efforts are focused on translating laboratory-based discoveries into the clinic. The company is sponsoring 5 clinical trials for various medical indications all due for completion in 2008-2009.

All trials are double-blinded, placebo-controlled, and dose-escalating

COMPANY HIGHLIGHTS

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RGN is developing drug candidates based on Thymosin ßeta 4 peptide (Tß4) that address multiple large and small markets, including dermal, ophthalmic, cardiovascular, respiratory and orphan indications.

•	RGN is sponsoring one Phase I and four Phase II clinical trials with data to be reported in ‘08 and ‘09.
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Independent researchers at the NIH and major academic centers world-wide have published statistically significant data in Nature, Circulation and other scientific journals showing that Tß4 in animal models can prevent or repair tissue damage in the skin, eye, and heart.

•	RGN has world-wide commercialization rights to Tß4 licensed, in part, from NIH and additionally holds over sixty world-wide patents and patent applications.
•	RGN has out-licensed certain exclusive rights to Sigma-Tau Group in Europe and is evaluating strategic partnership opportunities for each formulation.
•	RGN has 18 collaborative research programs underway, several of which are in medical areas not presently under clinical development.

October 08

Tß4’S BIOLOGICAL PROPERTIES

•	Synthetic copy of a naturally-occurring, conserved molecule (identical across all species)
•	Key actin regulator in mammals (actin is responsible for cell movement and structure)
•	Promotes angiogenesis, re-epithelialization, and collagen deposition (key wound healing activities)
•	Inhibits apoptosis in the skin, heart and eye (programmed cell death following ischemic injury)
•	Stimulates adult myocardial stem cells to differentiate
•	Down-regulates key inflammatory molecules (reduces inflammation, a major factor in chronic wounds)
•	Active topically and systemically (broadens therapeutic opportunities)

DERMAL INDICATIONS

Wounds fall into several categories depending on whether they are chronic or acute, or result from disease, accidents, or medical procedures. The elderly, diabetics, immuno-suppressed and immobilized individuals have an increased incidence of chronic wounds and other skin conditions that result from underlying disease, poor circulation, and immobility, such as: pressure ulcers (bed sores), venous stasis ulcers, and diabetic ulcers.

RGN is also exploring the treatment of patients with epidermolysis bullosa (EB), a rare genetic disease that often results in painful dermal wounds that are difficult to heal. The FDA granted orphan drug designation for Tß4 and has awarded $681,000 in grants for RGN’s Phase II clinical trial.

OPHTHALMIC INDICATIONS

There is a significant medical need for better ophthalmic wound healing drugs to treat chemical burns, abrasions, and other eye injuries. Injuries to the cornea, even those that eventually heal, can result in eye damage due to corneal inflammation. Many eye drop formulations contain preservatives that can cause inflammation, irritation, and cell death. In animal studies, Tß4 has been shown to prevent apoptosis (cell death), reduce inflammation, and accelerate healing of corneal epithelial injuries, thus, offering a number of potential market applications.

CARDIOVASCULAR AND OTHER INDICATIONS

Key scientific papers published in Nature in November 2004 and January 2007, and in Circulation in April 2008, indicated that Tß4 prevents or repairs damage to the heart after a heart attack in lab animals. The 2007 Nature paper also identified Tß4 as the “trigger” that causes adult myocardial stem cells to differentiate into new cardiac blood vessels while the Circulation paper showed Tß4's cardio-protective effects for the first time in a porcine ischemia-reperfusion model. If Tß4 prevents or reduces cardiac damage during a heart attack, it may similarly prevent or reduce damage after other ischemic events such as stroke or renal failure, or in chronic indications such as congestive heart failure, among others.

SUMMARY

•	Tß4 is a synthetic copy of a conserved, naturally-occurring molecule that has shown no toxicity and is active topically and systemically.
•	RGN’s clinical strategy is based on statistically significant animal data, published in peer-reviewed journals by independent researchers.
•	RGN has world-wide commercialization rights to Tß4 (out- licensed certain European rights to Sigma-Tau Group).
•	RGN employs a flexible outsourcing business model
•	RGN is sponsoring four Phase II clinical trials, two of which have completed enrollment with data expected in Dec 2008 and Jan 2009.
•	RGN is sponsoring a Phase I clinical trial testing the safety of an injectable formulation of Tß4 (RGN-352) for potential systemic indications such as acute myocardial infarction (heart attack).

SELECTED FINANCIAL DATA (9/30/2008)

•	AMEX:	RGN
•	Cash, short term investments:	~$5.4 million
•	Net cash used in operations:	~$1 million/mo.
•	Shares outstanding:	51.6 million
•	Fully diluted shares:	59.5 million
•	Price:	$1.14
•	52-week price range:	$0.80 - $1.92
•	Market capitalization:	$59 million

DISCLAIMER: Estimates of US Treatable Populations and Market Values based on market research and price, dose and regimen assumptions by RegeneRx Biopharmaceuticals, Inc. (“we,” “our,” “us”). There is no assurance that these figures are accurate now or will be accurate if and when we commercialize a product that addresses the relevant market. There is no assurance that we will seek to develop or be successful in developing drug candidates that address all or any of the markets referred to in this Fact Sheet.

SAFE HARBOR STATEMENT: This Fact Sheet contains certain forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934, including statements concerning the safety and efficacy of our product candidates, target dates for completing our preclinical studies and clinical trials and the therapeutic potential of Tß4. Forward-looking statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such statements, including the risk that our product candidates may not demonstrate safety and/or efficacy in clinical trials and such other risks described in our annual report on Form 10-K, for the year ended December 31, 2007, as amended, and other filings we make with the SEC. Any forward-looking statements speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

REGENERX BIOPHARMACEUTICALS, INC. • WWW.REGENERX.COM • 301.280.1992